                                                      REGISTRATION NO. 333
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           COLGATE-PALMOLIVE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                      13-1815595
        (State or Other Jurisdiction                 (IRS Employer Identification No.)
      of Incorporation or Organization)

       300 PARK AVENUE, NEW YORK, N.Y.                             10022
  (Address of Principal Executive Offices)                      (Zip Code)

                            ------------------------

                           COLGATE-PALMOLIVE COMPANY
                    SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)

                    ANDREW D. HENDRY, SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                           COLGATE-PALMOLIVE COMPANY
                                300 PARK AVENUE
                               NEW YORK, NY 10022
                    (Name and Address of Agent for Service)
                                  212-310-2239
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
          REGISTERED                REGISTERED           SHARE(1)             PRICE          REGISTRATION FEE
Common Stock, Par Value $1 Per
  Share.......................     150,000 shs          $71.84375          $10,776,563            $3,179

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low per share market price of the Common Stock for New York Stock Exchange Composite Transactions on January 29, 1998 of $71.84375.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission under the Securities and Exchange Act of 1934, are incorporated in this registration statement by reference:

        (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-644+).

        (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

        (3) The Company's Current Report on Form 8-K dated March 19, 1997.

        (4) The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K dated October 17, 1991.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this registration statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    The legality of the shares of the Company's Common Stock offered hereby has been passed upon by Andrew D. Hendry, Senior Vice President, General Counsel and Secretary of the Company. As of February 5, 1998, Mr. Hendry beneficially owned 41,168 shares of Common Stock of the Company, 17,884 restricted shares of Common Stock of the Company, and options to purchase 177,371 shares of Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Tenth of the Restated Certificate of Incorporation of the Company, as amended, eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors, officers and other employees of the Company to the fullest extent permitted by the GCL. The Company has also executed indemnification agreements with the directors, officers and certain other employees of the Company. Such indemnification agreements contain provisions which purport to provide indemnification, where not limited by applicable law, for amounts paid by such individuals in settlement of shareholder derivative actions. Additionally, the Company maintains customary directors' and officers' liability insurance.

ITEM 8. EXHIBITS

  EXHIBIT
  NUMBER
-----------

       5     --Opinion of Andrew D. Hendry, Senior Vice President, General Counsel and Secretary of the Company.

      23(a)  --Consent of Andrew D. Hendry, Senior Vice President, General Counsel and Secretary of the Company
                 (included in Exhibit 5).

      23(b)  --Consent of Arthur Andersen LLP, independent public accountants for the Company.

      24     --Powers of Attorney.

ITEM 9. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the date appearing below.

                                           COLGATE-PALMOLIVE COMPANY
                                               (The Registrant)

                                By:             /s/ ANDREW D. HENDRY
                                     -----------------------------------------
                                      Andrew D. Hendry, Senior Vice President,
                                           General Counsel and Secretary

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------
Principal Executive Officer
and Director:

       /s/ REUBEN MARK          Chairman of the Board,        February 5, 1998
------------------------------    Chief Executive Officer
         Reuben Mark              and Director

Principal Financial Officer
and Principal Accounting
Officer:

    /s/ STEPHEN C. PATRICK      Chief Financial Officer       February 5, 1998
------------------------------
      Stephen C. Patrick

Directors:

Jill K. Conway*
Ronald E. Ferguson*
Ellen M. Hancock*
David W. Johnson*
John P. Kendall*
Richard J. Kogan*
Howard B. Wentz, Jr.*

*By:    /s/ ANDREW D. HENDRY
      -------------------------
          Andrew D. Hendry                                    February 5, 1998
          Attorney-in-Fact